UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 24, 2021

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E., Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2021, Roanoke Gas Company (“Roanoke”), the utility subsidiary of RGC Resources, Inc. (“Resources”), entered into a Loan Agreement ("Agreement") and an unsecured delayed-draw Promissory Note in the principal amount of $10,000,000 (the “Note”) with Pinnacle Bank (“Pinnacle”). Under the provisions of the Agreement, Roanoke will receive a first advance of $5,000,000 on or about April 1, 2022 and will receive the remaining $5,000,000 on or about October 1, 2022.

The proceeds from this note will be used to finance Roanoke's infrastructure enhancement and replacement projects. The Note has an interest rate of 30-day LIBOR plus 100 basis points, with interest paid monthly. The outstanding principal balance of the Note is due on October 1, 2028.

Also, on September 24, 2021, Roanoke executed an interest rate swap agreement for $10,000,000 corresponding to the term and draw provisions of the Note, which effectively converts the variable rate note to a fixed rate instrument with an effective annual interest rate of 2.49%.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Note, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits.
10.1	Promissory Note in the principal amount of $10,000,000 by Roanoke Gas Company with Pinnacle Bank, dated as of September 24, 2021
10.2	Loan Agreement by and between Roanoke Gas Company and Pinnacle Bank, dated as of September 24, 2021
10.3	Swap Agreement by and between Roanoke Gas Company and Pinnacle Bank, executed on September 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: September 30, 2021	By: /s/ Paul W. Nester
Paul W. Nester
President and CEO